UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): February 12, 2007

DealerAdvance, Inc.
(Exact name of registrant as specified in charter)

Stronghold Technologies, Inc.
(Former name of registrant)

Nevada	333-54822	22-3762832
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

16801 Addison Road, Suite 310, Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (214) 866-0606

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02  Unregistered Sales of Equity Securities

To obtain funding for its ongoing operations, DealerAdvance, Inc. (f/k/a Stronghold Technologies, Inc.) (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (collectively, the “Investors”) on December 15, 2006 for the sale of (i) $900,000 in callable secured convertible notes (the “Notes”) and (ii) stock purchase warrants (the “Warrants”) to buy 5,000,000 shares of our common stock.

The following closings have occurred under the Agreement:

•	On December 15, 2006, the Investors purchased $250,000 in Notes and received Warrants to purchase 1,388,500 shares of the Company’s common stock.

•	On January 11, 2007, the Investors purchased $150,000 in Notes and received Warrants to purchase 850,000 shares of the Company’s common stock.

•	On February 12, 2007, the Investors purchased $150,000 in Notes and received Warrants to purchase 850,000 shares of the Company’s common stock.

In addition, provided that all of the conditions in the Securities Purchase Agreement are satisfied, on the final business day of each month until the full amount under the Agreement has been purchased, the Company will issue to the Investors and the Investors will purchase $125,000 in Notes and related Warrants. The Company or a majority in interest of the Investors may terminate the obligation to issue additional Notes and Warrants upon 30 days notice.

The Notes bear interest at 8%, mature two years from the date of issuance, and are convertible into our common stock, at the Investors' option, at a conversion price, equal to the lower of (i) $0.05 or (ii) 25% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date. As of February 13, 2007, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.003 and, therefore, the conversion price for the secured convertible notes was $.00075. Based on this conversion price, the Notes in the amount of $150,000 issued on February 12, 2007 were convertible into 200,000,000 shares of our common stock.

We may prepay the Notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes and the market price is at or below $.08 per share. The full principal amount of the Notes is due upon default under the terms of Notes. In addition, we have granted the Investors a security interest in substantially all of our assets and intellectual property as well as registration rights.

The Warrants are exercisable until five years from the date of issuance at a purchase price of $0.05 per share. In addition, the exercise price of the Warrants is adjusted in the event we issue common stock at a price below market.

The Investors have contractually agreed to restrict their ability to convert the Notes and exercise the Warrants and receive shares of our common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

The sale of the Notes in the amount of $250,000 was completed on December 15, 2006, in the amount of $150,000 was completed on January 11, 2007 and in the amount of $150,000 was completed on February 12, 2007.  As of the date hereof, the Company is obligated on $550,000 in face amount of Notes issued to the Investors in connection with this financing.   The Notes are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.    In addition, the Company is also obligated on approximately $6,300,000 in face amount of callable secured convertible notes issued to the Investors pursuant to other Securities Purchase Agreements entered with the Investors.

The Notes and Warrants were offered and sold to the Investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder.   Each of the Investors is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

4.1	Securities Purchase Agreement dated December 15, 2006 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (1)

4.2	Form of Callable Secured Convertible Note (1)

4.3	Form of Stock Purchase Warrant (1)

4.4	Registration Rights Agreement dated December 15, 2006 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (1)

4.5	Security Agreement dated December 15, 2006 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (1)

4.7
Intellectual Property Security Agreement dated December 15, 2006 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (1)

4.7	Form of Callable Secured Convertible Note issued in January 2007(2)

4.8	Form of Stock Purchase Warrant in January 2007(2)

4.9	Form of Callable Secured Convertible Note issued in February 2007

4.10	Form of Stock Purchase Warrant in February 2007
_________________________________________

(1) Incorporated by reference to the Form 8K Current Report filed with the Securities and Exchange Commission on December 21, 2006.
(2) Incorporated by reference to the Form 8K Current Report filed with the Securities and Exchange Commission on January 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEALERADVANCE INC.

Date: February 15, 2007   By:     /s/Steven Humphries
   Name: Steven Humphries
   Title: CEO